Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 18, 2005 on the financial statements of Blue Chip Investor Funds as of December 31, 2004 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information  in this Post-Effective Amendment No. 4 to the Blue Chip Investor Funds’ (SEC File No. 811-10571) Registration Statement on Form N-1A.

/s/ Cohen McCurdy, Ltd.

Cohen McCurdy, Ltd.

Westlake, Ohio

March 2, 2005